Exhibit 32.2


            Section 1350 Certification of Principal Financial Officer


The undersigned, the Executive Vice President, Finance and Secretary of Jaco Electronics, Inc. (the "Company"), hereby certifies pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that: (1) the Quarterly Report on Form 10-Q of the Company for the quarterly period ended December 31, 2006 (the "Quarterly Report") accompanying this certification fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2) the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented as required by such report. The foregoing certification is based upon, among other things, my responsibilities as principal financial officer of the Company, my own due diligence and representations made by certain other members of the Company's senior management.


Date: February 14, 2006

                            /s/ Jeffrey D. Gash
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                            Jeffrey D. Gash
                            Executive Vice President, Finance and Secretary (Principal Financial Officer)